Sunsi Energies Hong Kong Limited

和
and

宋宜华
Song Yihua

关于
regarding

淄博宝凯商贸有限公司
Zibo Baokai Commerce and Trade Co., Ltd.

之

合资经营合同
Joint Venture Contract

2010年7月  日

July  , 2010

目录
Table of Content

条款		页码

ARTICLE		PAGE

前言		1

PRELIMINARY STATEMENTS		1

第一条	合同双方	3

ARTICLE 1	PARTIES TO THE CONTRACT	3

第二条	成立合资经营公司	5

ARTICLE 2	ESTABLISHMENT OF THE JOINT VENTURE COMPANY	5

第三条	公司的经营范围	7

ARTICLE 3	BUSINESS SCOPE OF THE COMPANY	7

第四条	投资总额和注册资本	7

ARTICLE 4	TOTAL INVESTMENT AND REGISTERED CAPITAL	7

第五条	双方的责任	10

ARTICLE 5	RESPONSIBILITIES OF THE PARTIES	10

第六条	董事会	12

ARTICLE 6	BOARD OF DIRECTORS	12

第七条	监事	16

ARTICLE 7	SUPERVISOR	16

第八条	经营管理	17

ARTICLE 8	OPERATION AND MANAGEMENT	17

第九条	劳动管理	18

ARTICLE 9	LABOR MANAGEMENT	18

第十条	财务和会计	19

ARTICLE 10	FINANCIAL AFFAIRS AND ACCOUNTING	19

第十一条	亏损承担和利润分配	21

ARTICLE 11	LOSS AND PROFIT DISTRIBUTION	21

第十二条	合营期限	22

ARTICLE 12	JOINT VENTURE TERM	22

第十三条	终止和清算	22

ARTICLE 13	TERMINATION AND LIQUIDATION	22

第十四条	违约	24

ARTICLE 14	BREACH OF CONTRACT	24

第十五条	争议的解决	25

ARTICLE 15	DISPUTE RESOLUTION	25

第十六条	不可抗力	26

ARTICLE 16	FORCE MAJEURE	26

第十七条	其他规定	27

ARTICLE 17	MISCELLANEOUS PROVISIONS	27

合资经营合同
Joint Venture Contract

本合资经营合同(本合同)由以下各方于2010年7月 日在中华人民共和国（中国）淄博签署：
THIS JOINT VENTURE CONTRACT (this Contract) is entered into on July 2nd, 2010 in Zibo, the People’s Republic of China (PRC) by and between:

SUNSI ENERGIES HONG KONG LIMITED（甲方），一家根据香港法律合法成立并有效存续的有限责任公司，其法定地址为香港中环康乐广场1号怡和大厦401室；
SUNSI ENERGIES HONG KONG LIMITED (Party A), a private company with limited liability duly incorporated and validly existing under the laws of Hong Kong with its legal address at 401 Jardine House, 1 Connaught Place, Central, Hong Kong;

和
and

宋宜华（乙方），一位中国籍的自然人，中国公民身份证号码：370303195504245450；家庭住址为：                                                                                       。
Song Yihua (Party B), a PRC individual whose PRC ID number is 370303195504245450 and residential address is at                                                                                        .

甲方和乙方以下单独称“一方”，合独称“双方”或“各方”。
Party A and Party B are hereinafter individually referred to as a Party and collectively as the Parties or each Party.

前言
PRELIMINARY STATEMENTS

1.
乙方与中国籍自然人周胜利和张成义于2008年1月14日成立淄博宝凯商贸有限公司（公司），法定住所地为中国淄博市开发区四宝山办事处尚庄。公司注册资本为200万元人民币，由乙方出资120万元人民币，周胜利和张成义各出资40万元人民币，公司注册资本已缴足。公司成立时的经营范围为：化工产品（不含危险品和易制毒化学品）、化工原料（不含危险品和易制毒化学品）、铁矿石、铁精粉、五金交电、电子产品、阀门管件、家用电器、机电设备、电线电缆、通讯器材、仪器仪表、建筑材料、钢材、石材、木材、水泥、轴承、陶瓷、机械设备、办公家具、文体用品、酒店设备、化妆品、皮件制品、制冷设备、气摩配件、家具、日用百货等销售（以上经营范围序审批和许可经营的凭审批手续和许可证经营）。

Party B and PRC individuals Zhou Shengli and Zhang Chengyi established Zibo Baokai Commerce and Trade Co., Ltd. (Company) on 14 January 2008.  The Company’s legal address is at Shangzhuang Village, Sibaoshan Sub-District Office, Hi-Tech Zone, Zibo City, PRC.  The Company’s registered capital is RMB2,000,000.  Party B made a contribution of RMB 1,200,000 to the Company’s registered capital while Zhou Shengli and Zhang Chengyi each made a contribution of RMB 400,000 to the Company’s registered capital.  The registered capital of the Company has been paid up.  The Business Scope of the Company at the Company’s establishment was: the sale of chemical products (not including dangerous or hazardous chemicals), industrial chemicals (not including dangerous or hazardous chemicals), iron ore, iron ore concentrate, hardware and electrical appliance, electronic products, pipework and valve, household appliances, electromechanical equipment, electric wire and cable, telecommunication equipment, apparatus and meter, building material, steel products, stone material, wood, cement, bearing, pottery and porcelain, mechanical equipment, office appliances, stationery and sports requisites, hotel appliances, cosmetics, leather product, refrigeration, accessories for automobile or motorcycle, furniture, articles of daily use and so on. (The sale of relevant items within the business scope which is subject to relevant government approval and permit shall be conducted in accordance with such approval and permit procedure.)

2.	根据甲方与乙方、周胜利以及张成义于2010年4月29日签署的股权转让协议，乙方将其在公司注册资本中50%的股权转让给甲方，周胜利和张成义将两人在公司中的所有股权转让给甲方（股权转让）。在上述股权转让完成后，甲方在公司中的股权比例为90%,乙方在公司中的股权比例为10%。同时公司将依法变更为中外合资经营企业。

According to a equity transfer agreement entered into by and among Party A, Party B, Zhou Shengli and Zhang Chengyi on April 29th, 2010, Party B transferred to Party A 50% of the equity interests in the Company and Zhou Shengli and Zhang Chengyi transferred to Party A all of their equity interests in the Company (Equity Transfers).  After the completion of such Equity Transfers, Party A shall hold ninety percent (90%) and Party B shall hold ten percent (10%) of the equity interests of the Company.  In the meantime, the Company shall be changed into an equity joint venture company according to the relevant laws and regulations.

3.	基于此，本着平等互利的原则，通过友好协商，甲方和乙方同意按照适用法律的相关规定签订本合同。
Based on the above, after friendly consultations conducted in accordance with the principle of equality and mutual benefit, Party A and Party B have agreed to enter into this Contract in accordance with the relevant provisions of the applicable laws.

第一条  合同双方
ARTICLE 1  PARTIES TO THE CONTRACT

1.1	双方
Parties

本合同的双方是：
The Parties to the Contract are:

(a)	甲方，一家根据香港法律合法成立并有效存续的有限责任公司，其法定地址为香港中环康乐广场1号怡和大厦401室。
Party A, a private company with limited liability duly incorporated and validly existing under the laws of Hong Kong with its legal address at 401 Jardine House, 1 Connaught Place, Central, Hong Kong.

甲方法定代表人：
Legal Representative of Party A:

姓名：Richard St-Julien

Name: Richard St-Julien

职务：总裁
Position: President

国籍：加拿大
Nationality: Canadian

(b)	乙方，一位中国籍的自然人，中国公民身份证号码：370303195504245450；住址为： 。
Party B, a PRC individual whose PRC ID number is 370303195504245450 and residential address is at                                                                               .

姓名：宋宜华
Name: Song Yihua

国籍：中国
Nationality: PRC

1.2	授权和声明
Authority and Representations

甲方声明，其拥有签订本合同及履行其于本合同项下义务的全部权力和授权，本合同第1.1条中指定的其法定代表人根据有效的委托书或其他文件获授全权签署本合同。乙方声明，其拥有签订本合同及履行其于本合同项下义务的全部权利，并将亲自签署本合同。
Party A represents that it possesses full power and authority to enter into this Contract and to perform its obligations hereunder, and that its legal representative designated in Article 1.1 hereof is fully authorized to sign this Contract pursuant to a valid power of attorney or otherwise.  Party B represents that he possesses full power and authority to enter into this Contract and to perform its obligations hereunder, and he shall sign this Contract by himself.

第二条  成立合资经营公司
ARTICLE 2  ESTABLISHMENT OF THE JOINT VENTURE COMPANY

2.1	公司的成立
Establishment of the Company

公司已经合法设立，并于2008年1月14日获颁营业执照。本合同签署之日后，双方应在实际可行的情况下尽快向审批机构报批本合同及章程，并向有关的工商行政管理局（工商局）办理变更登记手续。
The Company has been duly established and obtained its business license on 14 January 2008.  As soon as practicably possible after the execution date of this Contract, the Parties shall submit this Contract and the Articles of Association to the relevant examination and approval authority for approval and handle the procedure of amending registration with relevant Administration for Industry and Commerce (AIC).

2.2	公司的名称和地址；分支机构
Name and Address of the Company; Branches

(a)	公司的中文名称为“淄博宝凯商贸有限公司”，英文名称为“Zibo Baokai Commerce and Trade Co., Ltd.”。
The Chinese name of the Company shall be “淄博宝凯商贸有限公司”, and English name of the Company shall be “Zibo Baokai Commerce and Trade Co., Ltd.”

(b)	公司的法定地址为中国淄博市开发区四宝山办事处尚庄。
The Company’s legal address is at Shangzhuang Village, Sibaoshan Sub-District Office, Hi-Tech Zone, Zibo City, PRC.

(c)	经董事会批准和政府有关部门任何必需的批准，公司可在中国境内设立必要的分支机构。
The Company may establish necessary branch offices in PRC with the approval of its board of directors and any required approval from the relevant governmental authorities.

2.3	有限责任公司
Limited Liability Company

公司的组织形式为有限责任公司。因公司注册资本已缴足，除本合同另有规定外，各方无须再以出资、贷款、垫款、担保或其他方式向公司提供任何资金，或代表公司提供任何资金。公司的债权人和对公司提出索赔的其他方仅对公司的资产拥有追索权，而不得要求任何一方支付或偿还款项。在遵守上述规定的条件下，双方应按其各自的出资额在公司注册资本中所占的比例分享公司的利润并以各自的出资额为限分担公司的风险和亏损。
The form of organization of the Company shall be a limited liability company.  Since the registered capital of the Company has been paid up, except as otherwise provided in this Contract, each Party shall not be required to provide any further funds to or on behalf of the Company by way of capital contribution, loan, advance, guarantee or otherwise.  Creditors of the Company and other parties making claims against the Company shall have recourse only to the assets of the Company and shall not seek payment or repayment from either of the Parties.  Subject to the above, the profits of the Company shall be shared by the Parties in proportion to their respective contributions to the Company’s registered capital while the risks and losses of the Company to be shared by the Parties shall be limited to their respective contributions to the Company’s registered capital.

2.4	法律和法令
Laws and Decrees

公司是中国法律规定的法人。公司的活动受中国法律、法令和有关条例规定的管辖和保护。
The Company shall be a legal person under the laws of China.  The activities of the Company shall be governed and protected by the laws, decrees and relevant rules and regulations of China.

第三条  公司的经营范围
ARTICLE 3  BUSINESS SCOPE OF THE COMPANY

3.1	公司的经营范围
Business Scope of the Company

公司的经营范围是：化工产品及化工原料批发零售[氯、黄磷、氧氯化磷、易燃液体、易燃固体、自燃和遇湿易燃物品凭许可证经营（禁止储存），不含其它危险品和易制毒化学品经营]；铁矿石、铁精粉、五金交电、电子产品、阀门管件、家用电器、机电设备、电线电缆、通讯器材、仪器仪表、建筑材料、钢材、石材、木材、水泥、轴承、陶瓷、机械设备、办公家具、文体用品、酒店设备、化妆品、皮件制品、制冷设备、汽车摩托车配件、家具、日用百货销售。
The Business Scope of the Company is: the wholesale and retail sale of chemical products and industrial chemicals [the business of chlorine, yellow phosphorus, phosphorus oxychloride, flammable liquid, flammable solid, spontaneously combustible and dangerous when wet shall be conducted according to license (storey of such products are prohibited), and the business of other dangerous products and precursor chemicals are not included], sale of iron ore, iron ore concentrate, hardware and electrical appliance, electronic products, pipework and valve, household appliances, electromechanical equipment, electric wire and cable, telecommunication equipment, apparatus and meter, building material, steel products, stone material, wood, cement, bearing, pottery and porcelain, mechanical equipment, office appliances, stationery and sports requisites, hotel appliances, cosmetics, leather product, refrigeration, accessories for automobile or motorcycle, furniture, articles of daily use and so on.

第四条  投资总额和注册资本
ARTICLE 4  TOTAL INVESTMENT AND REGISTERED CAPITAL

4.1	投资总额
Total Investment

公司的投资总额为人民币二百万元(RMB2,000,000)。
The Company’s total amount of investment shall be Two Million RMB (RMB2,000,000).

4.2	注册资本
Registered Capital

公司的注册资本为人民币二百万元（RMB2,000,000）。
The Company’s registered capital shall be Two Million RMB (RMB2,000,000).

4.3	出资
Contribution to Capital

(a)	公司的注册资本已于股权转让前以现金形式足额缴付完毕。
The registered capital of the Company has been paid up in full by cash before the Equity Transfer.

(b)	在股权转让完成后，甲方完成的对公司目前的注册资本的出资额为人民币一百八十万元(RMB1,800,000)，占公司注册资本的百分之九十(90%)。
After the Equity Transfer, Party A’s contribution made to the current registered capital of the Company shall be One Million and Eight Hundred Thousand RMB (RMB1,800,000), representing ninety percent (90%) of the registered capital of the Company.

(c)	在股权转让完成后，乙方完成的对公司目前的注册资本的出资额为人民币二十万元(RMB200,000)，占公司注册资本的百分之十(10%)。
After the Equity Transfer, Party B’s contribution made to the current registered capital of the Company shall be Two Hundred Thousand RMB (RMB200,000), representing ten percent (10%) of the registered capital of the Company.

4.4	出资证明书
Investment Certificate

在股权转让在相关工商局完成登记后，公司应当注销原股东的出资证明书，向甲方和乙方签发新的有效的出资证明书，每个出资证明书应由公司盖章并载明：（1）公司名称；（2）公司成立日期；（3）公司注册资本；（4）股东的姓名或者名称、缴纳的出资额和出资日期；（5）出资证明书的编号和核发日期。出资证明书副本应送交审批机构备案。并相应修改公司章程和股东名册。股东名册应当载明（1）股东的姓名或者名称及住所；（2）股东的出资额；（3）出资证明书编号。
After registration of the Equity Transfers with relevant AIC, the Company shall cancel the investment certificates of the pervious shareholders and issue valid investment certificates to Party A and Party B.  Each investment certificate shall be chopped by the official seal of the Company and indicate: (1) the name of the Company; (2) the date of establishment of the Company; (3) the registered capital of the Company; (4) the name or company name of the shareholder and the date and amount of the capital contribution made by the shareholder; and (5) the serial number of the investment certificate and the date of its issuance.  A copy of the investment certificate shall be submitted to relevant examination and approval authority for record.  The Articles of Association and register of members shall also be amended accordingly.  The register of members shall indicate: (1) the name or company name and address of each shareholder; (2) the amount of the capital contribution made by each shareholder; and (3) the serial number of each investment certificate.

4.5	股权的转让
Transfer of Equity Interests

(a)	甲方可以以任何方式向任何第三方转让其在公司的全部或部分股权，但是乙方对甲方拟转让的全部或部分股权享有优先购买权，乙方应在收到甲方意图转让出资的通知之日起三十（30）日内书面通知甲方其有意行使优先购买权。
Party A may transfer all or part of its equity interests to any third party by any means, provided that Party B shall have a right of first refusal to such all or part of equity interests proposed to be transferred by Party A.  Party B shall notify Party A in writing of its intention to exercise its right of first refusal within thirty (30) days after receipt from Party A a notice of the proposed transfer.

(b)	乙方未经甲方书面事先同意，不得以任何方式向任何第三方转让其在公司的全部或部分股权。
Party B shall not transfer all or part of its equity interests to any third party by any means without Party A’s prior written consent.

第五条  双方的责任
ARTICLE 5  RESPONSIBILITIES OF THE PARTIES

5.1	甲方的责任
Responsibilities of Party A

除本合同另有规定的其他责任外，甲方还有如下责任：
In addition to its other obligations under this Contract, Party A shall have the following responsibilities:

(a)	配合乙方帮助公司获得公司经营以及变更为合资企业所需的一切登记、批准、许可和执照；
cooperate with Party B in its effort to assist the Company in obtaining all necessary registrations, approvals, permits and licenses for the restricting the Company into a joint venture and the operation of the Company;

(b)	配合乙方帮助公司获得公司变更营业范围所需的一切登记、批准、许可和执照；
cooperate with Party B in its effort to assist the Company in obtaining all necessary registrations, approvals, permits and licenses for the change of business scope of the Company;

(c)	配合乙方帮助公司申请和获得有关的税收优惠待遇和其他投资优惠；
cooperate with Party B in its effort to assist the Company in applying for and obtaining relevant preferential tax reductions and exemptions and other investment incentives available;

(d)	配合乙方协助公司的外籍雇员及公司与之订立合同的双方的外籍雇员获得必需的入境签证和工作许可证；及
cooperate with Party B in its effort to assist the expatriate employees of the Company and of the Parties with whom it contracts to obtain necessary entry visas and work permits; and

(e)	办理公司不时委托的其他事宜。
handle other matters entrusted to it by the Company from time to time.

5.2	乙方的责任
Responsibilities of Party B

除本合同中另有规定的其他责任外，乙方还有如下责任：
In addition to its other obligations under this Contract, Party A shall have the following responsibilities:

(a)	负责帮助公司获得公司经营以及变更为合资企业所需的一切登记、批准、许可和执照；
assist the Company in obtaining all necessary registrations, approvals, permits and licenses for the restricting the Company into a joint venture and the operation of the Company;

(b)	负责帮助公司获得公司变更营业范围所需的一切登记、批准、许可和执照；
assist the Company in obtaining all necessary registrations, approvals, permits and licenses for the change of business scope of the Company;

(c)	负责帮助公司获得包括但不限于危险化学品经营许可证在内的一切必须的许可证和执照，以确保公司可依据本合同第3.1条规定的经营范围合法经营；
assist the Company in obtaining all necessary permits and licenses including but not limited to the Permit for Operation of Hazardous Chemicals to ensure that the Company can legally operate its business within the business scope provided in Article 3.1 hereunder;

(d)	帮助公司申请和获得有关的税收优惠待遇和其他投资优惠；
assist the Company in applying for and obtaining relevant preferential tax reductions and exemptions and other investment incentives available;

(e)	协助公司从当地银行取得一切必要的流动资金人民币贷款；
assist the Company in obtaining from local banks all necessary working capital RMB loans;

(f)	协助公司的外籍雇员获得必需的入境签证和工作许可证；及
assist the expatriate employees of the Company to obtain necessary entry visas and work permits; and

(g)	办理公司不时委托的其他事宜。
handle other matters entrusted to it by the Company from time to time.

第六条  董事会
ARTICLE 6  BOARD OF DIRECTORS

6.1	董事会的组成和会议的召开
Formation of the Board the Board Meeting

(a)	公司设立董事会，是公司的最高权力机构。公司在变更为中外合资经营企业后获发新的营业执照之日应被视为董事会成立之日。
The Company shall establish a board of directors (Board) which shall be the highest authority of the Company.  The date on which the Company obtains its new business license after being restructured into a joint venture shall be considered the date of establishment of the Board.

(b)	董事会由3名董事组成，其中甲方委派2名，乙方委派1名。在每一次委派董事时，各方应将其委派的董事的姓名书面通知另一方。
The Board shall consist of 3 directors, 2 of whom shall be appointed by Party A and 1 of whom shall be appointed by Party B.  At each time a director is appointed, each Party shall notify the other in writing of the names of its appointees.

(c)	董事的任期为三(3)年，经原委派方继续委派可以连任。如董事会席位因董事退休、辞职、生病、无行为能力或死亡或因原委派方免除该名董事的职务而出现空缺，则原委派方应委派一名继任者，在该名董事剩余的任期内继任董事。
Each director shall be appointed for a term of four (4) years and may serve consecutive terms if reappointed by the Party originally appointing him.  If a seat on the Board is vacated by the retirement, resignation, illness, disability or death of a director, or by the removal of such director by the Party which originally appointed him, the Party which originally appointed him shall appoint a successor to serve out such director’s term.

(d)	甲方选择的一名董事任董事长，董事长是公司的法定代表人。
A director selected by Party A shall serve as the Chairman of the Board.  The Chairman of the Board shall be the legal representative of the Company.

(e)	董事会会议每年至少召开１次，由董事长负责召集并主持。董事长不能召集时，由董事长指定其他董事负责召集并主持董事会会议。经三分之一（1/3）以上（含本数）董事书面提议，可以由董事长召开董事会临时会议。
The Board shall have at least one (1) meeting each year.  The Chairman of the Board shall be responsible for convening and presiding over Board meetings.  If the Chairman of the Board is unable or fails to perform his duties, such duties shall be performed by a director appointed by the Chairman of the Board.  Upon the written request of one-third (1/3) or more of the directors of the Company, the Chairman of the Board may convene a special meeting of the Board.

(f)	董事会会议应当有不少于三分之二（2/3）（包含本数）的董事（即2名董事）亲自、通过电话或委托代表出席方能举行。董事不能亲自或通过电话出席的，可以出具委托书委托他人代表其出席和表决。
No less than two-thirds (2/3) (inclusive) of the directors (i.e. 2 directors) present in person, by telephone or by proxy, shall constitute the quorum which shall be necessary to convene the meeting of the Board.  If a director is unable to participate in a Board meeting in person or by telephone, he/she may issue a written proxy entrusting a representative to participate in the meeting on his behalf.

6.2	董事会的权力
Powers of the Board

(a)	下列事项只有经亲自、通过电话或委托代表出席正式组成和召开的董事会会议的全体董事一致通过方可作出决议：
The following matters shall be adopted by resolution at a duly constituted and convened meeting of the Board upon the unanimous affirmative vote of each director of the Board then in office, present at such meeting, whether in person, by telephone or by proxy:

(i)	公司章程的修改；
amendment of the Articles of Association;

(ii)	公司的中止、解散；
termination or dissolution of the Company;

(iii)	公司注册资本的增加、减少；及
increase or decrease in the registered capital of the Company; and

(iv)	公司的合并、分立。
merger or division of the Company.

(b)	下列事项应当由经亲自、通过电话或委托代表出席正式组成和召开的董事会会议的至少三分之二(2/3)（包含本数）当时在任的董事投票通过方可作出决议：
Approval of the following matters may be effected only by resolution at a duly constituted and convened meeting of the Board upon the affirmative vote of at least two-thirds (2/3) (inclusive) of the directors then in office, present at such meeting, whether in person, by telephone or by proxy:

(i)	变更公司经营范围；
change of the business scope of the Company;

(ii)	业务重心的重大变化；
material change in the business focus;

(iii)	销售政策的重大变化；
material change in the sales policies;

(iv)	任命总经理和副总经理；
appointment of the General Manager and Deputy General Managers;

(v)	批准除总经理以外，代表公司签署，公司为签署方的合同、支票、存款单和其他文件的人员；
approve the individuals other than the General Manager who may sign the contracts, checks, deposits and other documents to which the Company is a signatory;

(vi)	在经批准的年度预算方案之外向银行或其他金融机构贷款或获得融资和/或在公司固定资产上设定担保权益；
borrowing of loans or obtaining of financing from banks or other financial institutions and/or creation of security interests upon the Company’s fixed assets, in each case beyond the approved annual budget plans;

(vii)	发行公司债券；
issuance of the Company’s bonds;

(viii)	根据相关法律法规，本合同或公司章程的规定应当由董事会决议的事项；及
other matters need to be decided by the resolution of Board meeting according to relevant laws and regulations, the Contract or the AoA of the Company; and

(ix)	董事会认为应当由董事会决议的其他事项。
other matters that the board deems shall be decided by the resolution of Board meeting.

第七条  监事
ARTICLE 7  SUPERVISOR

7.1	监事的指定
Appointment of Supervisor

公司设一(1)名监事，由甲方任命。监事的任期为三(3)年，可以连任。如监事席位因监事退休、辞职、生病、无行为能力或死亡或因甲方免除该名监事的职务而出现空缺，则甲方应委派一名继任者，在该名监事剩余的任期内继任监事。监事不得兼任董事，也不得由总经理、副总经理或公司的其他高级管理人员出任。
The Company shall have one (1) supervisor, who shall be appointed by Party A.  The supervisor shall be appointed for a term of three (3) years and may serve consecutive terms if reappointed.  If a seat of supervisor is vacated by the retirement, resignation, illness, disability or death of a supervisor, or by the removal of such supervisor by Party A, Party A shall appoint a successor to serve out such supervisor’s term.  No supervisor may concurrently serve as a director or be the General Manager, Deputy General Manager or other senior management personnel of the Company.

7.2	监事职权
Responsibilities of the Supervisor

监事行使下列职权：
The supervisors may exercise the following powers and responsibilities:

(a)	检查公司财务；
to examine the financial affairs of the Company;

(b)	对董事、高级管理人员执行公司职务的行为进行监督，对违反适用法律、章程或董事会决议的董事或高级管理人员提出免职的建议；
to supervise the performance by the directors and senior management personnel of their duties and obligations to the Company, and put forward proposals for the removal of any of the directors or the senior management personnel who violates any applicable laws, the Articles of Association or any resolution of the Board;

(c)	要求任何董事或高级管理人员纠正其损害公司利益的行为；
to require any of the directors or senior management personnel to make corrections with respect to their acts which harm the interest of the Company;

(d)	提议召开临时董事会，在董事长不按照适用法律和章程规定的召集和主持董事会时召集和主持董事会会议；
to propose to call interim meetings of the Board, to convene and preside over meetings of the Board when the Chairman of the Board does not convene and preside over such meetings as provided in the applicable laws and the Articles of Association;

(e)	向董事会会议提出提案；及
to make proposals to the meetings of the Board of Directors; and

(f)	根据适用法律的有关规定对董事或高级管理人员提起诉讼。
to commence actions against the directors or senior management personnel in accordance with the relevant provisions of any applicable laws.

第八条  经营管理
ARTICLE 8  OPERATION AND MANAGEMENT

8.1	管理机构
Management Organization

(a)	公司设总经理一(1)人、副总经理两(2)人。总经理应由甲方提名，并根据第6.2(b)条的规定通过董事会决议任命，任期三(3)年，可以连任。如果总经理因被撤职、退休、辞职、生病、无行为能力或死亡而无法履行职责，继任者应按原先的方式进行提名和任命。
The Company shall have one (1) General Manager and two (2) Deputy General Managers.  The General Manager shall be nominated by Party A and appointed by the Board pursuant to a resolution in accordance with Article 6.2(b).  The General Manager shall serve for a term of three (3) years, and may serve for consecutive terms.  If the General Manager is unable to perform his/her responsibilities due to remove, retirement, resignation, illness, disability or death, a successor shall be nominated and appointed in the same manner as the original appointment.

(b)	副总经理由甲乙双方各自提名一名，并根据第6.2(b)条的规定通过董事会决议任命，任期三(3)年，可以连任。如果副总经理因被撤职、退休、辞职、生病、无行为能力或死亡而无法履行职责，继任者应按原先的方式进行提名和任命。
Each Party shall nominate one Deputy General Manager who shall be appointed by the Board pursuant to a resolution in accordance with Article 6.2(b).  The Deputy General Managers shall serve for a term of three (3) years, and may serve for consecutive terms.  If a Deputy General Manager is unable to perform his/her responsibilities due to remove, retirement, resignation, illness, disability or death, a successor shall be nominated and appointed in the same manner as the original appointment.

8.2	总经理的职责和权力
Responsibilities and Powers of the General Manager

公司实行董事会领导下的总经理负责制。总经理应当执行董事会的决议。公司为签署一方的所有合同、支票、存款单和其他文件应由总经理或董事会根据第6.2(b)条批准的其他人代表公司签署。
The Company shall implement a system wherein the General Manager shall be responsible for the daily operations of the Company under the leadership of the Board.  The General Manager shall carry out the resolution of the Board meeting.  All contracts, checks, deposits and other documents to which the Company is a signatory shall be signed on behalf of the Company by the General Manager or other individuals as approved by the Board according to Article 6.2(b).

第九条  劳动管理
ARTICLE 9  LABOR MANAGEMENT

9.1	指导原则
Governing Principle

有关公司员工招收、招聘、辞退、辞职、工资、福利等事宜，应按照公司与员工之间依法订立的合同执行。
Matters relating to the recruitment, employment, dismissal, resignation, wages, welfare and other matters concerning the employees of the Company shall be handled in accordance with the contracts entered into between the Company and employees pursuant to the law.

第十条  财务和会计
ARTICLE 10  FINANCIAL AFFAIRS AND ACCOUNTING

10.1	会计制度
Accounting System

(a)	公司应按照财政部颁布的《中华人民共和国企业会计制度》和补充规定制定公司的会计制度和程序。
The Company shall adopt an accounting system and procedures in accordance with the Enterprise Accounting System of the People’s Republic of China and supplementary stipulations promulgated by the Ministry of Finance.

(b)	公司应采用人民币为记帐本位货币。经甲方要求，某些数据应另外以美元记帐。
The books of account of the Company shall be kept in RMB.  At the request of Party A, certain data shall be additionally recorded in US Dollars.

(c)	公司应当准备中文和英文的季度和年度的财务报表。该等报表应至少包括下列各项：资产负债表、损益表、成本报表、现金流量表和外国资金报表。该等报表应按适用法律的有关规定提交各方和有关政府部门。
The Company shall prepare quarterly and annual financial statements in Chinese and English.  These statements shall include at least the following: balance sheet, profit and loss statement, cost statement, cash flow statement and foreign funds statement.  These statements shall be provided to each Party and to the relevant government authorities as required by applicable laws.

10.2	审计
Auditing

(a)	公司应当聘请一个双方同意的独立的审计公司为其审计年度财务报表，并由董事会根据本合同第6.2(b)条的规定聘任。公司应当在财政年度结束后三(3)个月内向双方各提交一份年度最终财务报表(包括经审计后的财务年度损益表和资产负债表)以及该独立审计公司出具的审计报告。

An independent auditing firm mutually agreed upon by the Parties shall be engaged by the Company to audit its annual financial statements and shall be appointed by the Board in accordance with Article 6.2(b) hereof.  The Company shall submit to the Parties an annual statement of final accounts (including the audited profit and loss statement and balance sheet for the fiscal year) within three (3) months after the end of the fiscal year, together with the audit report of such independent auditing firm.

(b)	各方有权对任何会计年度内的某个会计项目或事宜进行专项审计。公司应在需要进行该专项审计前十(10)日获得书面通知。公司应当对该等审计予以配合。
Each Party shall have the right to conduct a specific audit of a particular accounting item or matter for any fiscal year.  The Company shall be notified in writing of any requirement for such a specific audit ten (10) days in advance.  The Company shall cooperate with such specific audit.

10.3	会计年度
Fiscal Year

公司的会计年度采用日历年制，自一月一日起至当年十二月三十一日止。但是，公司的第一个会计年度应从公司成立并获发营业执照日期起至当年十二月三十一日止。
The Company shall adopt the calendar year as its fiscal year, which shall begin on January 1 and end on December 31 of the same year, except that the first fiscal year of the Company shall commence on the date when the Company is established and granted a business license and shall end on the immediately succeeding December 31.

第十一条  亏损承担和利润分配
ARTICLE 11  LOSS AND PROFIT DISTRIBUTION

11.1	原则
Principle

甲乙双方应按其各自的出资额在公司注册资本中所占的比例分享公司的利润并以各自的出资额为限分担公司的风险和亏损。
The profits of the Company shall be shared by Party A and Party B in proportion to their respective contributions to the Company’s registered capital while the risks and losses of the Company to be shared by the Parties shall be limited to their respective contributions to the Company’s registered capital.

11.2	利润分配
Profit Distribution

(a)	公司缴纳所得税后，董事会将确定应从税后净利提取储备基金、企业发展基金和职工奖励及福利基金的金额。
After the payment of income tax by the Company, the Board will determine the respective amounts of allocation to the reserve fund, the enterprise expansion fund, and the bonus and welfare fund for the employees and staff members of the Company from the after-tax net profits.

(b)	除非董事会按第六条另行决定，否则董事会应每年一次按甲方和乙方各自在注册资本中所占的比例向甲方和乙方分配该年度公司全部税后净利(扣除上述(a)款所述提取的三项基金后)。
The Board shall once each year distribute all of the after-tax net profits of the Company for that year (after the deduction of the allocations to the three funds referred to in paragraph (a) above) to Party A and to Party B in proportion to their respective shares in the registered capital, unless the Board shall decide otherwise in accordance with Article 6.

(c)	如果公司以前年度有累积亏损净额，本年度的利润应首先用于弥补该等亏损。以前年度的赤字未弥补前不得分配利润。公司留存及以前年度结转的利润可并入本年度可分配的利润分配或在本年度赤字弥补后分配。
If the Company has a cumulative net loss from the previous years, the profit of the current year shall first be used to cover such deficit. No profit shall be distributed until the deficit from the previous years is made up. Any profit retained by the Company and carried over from the previous years may be distributed together with the distributable profit of the current year, or after the deficit of the current year is made up therefrom.

第十二条  合营期限
ARTICLE 12  JOINT VENTURE TERM

12.1	合营期限
Joint Venture Term

公司作为合营企业的合营期限(合营期限)为二十(20)年，自工商局首次签发新的作为中外合资经营企业的公司的营业执照的日期起计算。
The term of the Company as a joint venture (Joint Venture Term) shall be twenty (20) years, commencing on the date of first issuance of the new business license to the Company as a joint venture by the AIC.

12.2	延长合营期限
Extension of Joint Venture Term

如果董事会一致同意延长合营期限，则在合营期限届满前至少六(6)个月，公司应向有关审批机构申请。合营期限须经有关审批机构批准方可延长。
If the Board unanimously approves the extension of the Joint Venture Term, the Company shall apply to relevant examination and approval authority no less than six (6) months prior to the expiration of the Joint Venture Term.  The Joint Venture Term may be extended only upon approval of relevant examination and approval authority.

第十三条  终止和清算
ARTICLE 13  TERMINATION AND LIQUIDATION

13.1	终止
Termination

(a)	本合同应于合营期限届满时终止。
This Contract shall terminate upon the expiration of the Joint Venture Term.

(b)	甲方可以提前六十（60）日书面通知乙方在合营期限届满前终止本合同。
Party A may terminate this Contract prior to the expiration of the Joint Venture Term by a sixty (60) days prior written notice to Party B.

13.2	清算
Liquidation

(a)	如果(1)本合同按本合同第13.1条终止，或(2)公司发生任何适用法律和/或本合同规定的公司解散事由(解散事由)，则董事会应在终止或解散事由发生之日起三十(30)日内成立清算组(清算组)。
In the event that (1) this Contract is terminated pursuant to Article 13.1 hereof, or (2) any event of dissolution of the Company provided for in any applicable laws and/or this Contract occurs (Dissolution Event), then the Board shall, within thirty (30) days from the date of occurrence of the Dissolution Event, set up a liquidation committee (Liquidation Committee).

(b)	清算组成员应为三(3)人，由公司董事组成。董事长为清算委员会主席。原则上，清算委员会应一致同意决定所有事项。如果不能达成一致同意，则该等事项应由清算委员会主席决定。
The Liquidation Committee shall be composed of three (3) members who shall be the directors of the Company.  The chairman of the Board shall be the chairman of the Liquidation Committee.  In principle, the Liquidation Committee shall resolve all issues by consensus.  In the event that consensus cannot be reached, matters shall be decided by the chairman of the Liquidation Committee.

(c)	清算委员会在清理公司财产、编制资产负债表和财产清单后应制定清算方案。
The Liquidation Committee shall develop a liquidation plan after thoroughly examining the properties of the Company and preparing a balance sheet and property checklist.

(d)	公司财产在分别支付清算费用、员工工资、社会保险费用和法定补偿金，缴纳所欠税款，清偿公司债务后的剩余财产应按甲方和乙方各自对公司注册资本的出资比例分配。
After paying off the liquidation expenses, wages of employees, social insurance premiums and legal indemnities, outstanding taxes and debts of the Company, the remaining properties of the Company shall be paid over to Party A and Party B in proportion to their respective contributions to the registered capital of the Company.

(e)	公司清算结束后，清算委员会应当制作清算报告。清算报告在经有适当资质的会计师认可后应报甲方和乙方确认。清算委员会应将经甲方和乙方确认后的清算报告提交给审批机构，并向工商行政管理机关申请注销公司登记，缴销公司的营业执照及办完注销公司登记的其他一切手续。
On completion of the liquidation of the Company, the Liquidation Committee shall prepare a liquidation report, which shall be submitted to and confirmed by the Parties after having been approved by a duly qualified accountant.  The Liquidation Committee shall submit the liquidation report confirmed by the Parties to the Examination and Approval Authority, apply to the AIC for nullifying the Company’s registration, hand in the Company’s business license and complete all other formalities for nullifying the Company’s registration.

第十四条  违约
ARTICLE 14  BREACH OF CONTRACT

14.1	违约行为
Default

本合同任何一方违反本合同任何条款或任何申明与保证均应视为该方在本合同项下的违约行为。若违约方因其违约行为给公司和/或另一方造成任何损失的，违约方应当向公司和/或守约方赔偿其因违约行为造成的任何损失。
Any violation of any provisions or warranties and representations shall be deemed as a default under the Contract.  If the defaulting Party caused any loss to the Company and/or the other Party by its default, the defaulting Party should compensate the Company and/or the other Party for any loss caused due to it default.

14.2	董事行为
Conduct of Director

一方应对于其委派的任何董事在履行董事职责时的行为或过失对合资公司和/或对方承担责任，包括赔偿合资公司和/或对方由此产生的任何损失。
One Party shall be responsible to the Company and/or the other Party for any conduct or omission that committed by a director when he/she is performing the responsibility as a director if the director was appointed by such Party.  Such Party shall compensate any loss suffered by the Company and/or the other Party due to the conduct or omission of the director.

14.3	合营企业成立失败
Failure of Establishment of Joint Venture

若因为一方原因，致使公司未能成功地改制为中外合资经营企业，违约方应当赔偿守约方因此而遭受的所有直接的损失，包括但不限于守约方为合资公司项目所承担的包括律师费和调查费用在内的一切前期费用（不可抗力和政府干预除外）。
If the Company failed to be restructured into a joint venture due to any reason attributable to one Party, such breaching Party shall compensate the non-breaching Party for any of its direct loss, including but not limited to all the preliminary costs spent by the non-breaching Party for the joint venture project, including attorney’s fee and investigation cost (unless such failure is caused by force majeure or government action).

第十五条  争议的解决
ARTICLE 15  DISPUTE RESOLUTION

15.1	协商和仲裁
Consultation and Arbitration

双方就本合同的解释或履行发生争议时，首先应争取通过友好协商解决。如果在协商开始后六十(60)日内或双方互相商定的上述六十(60)日的延长期限内争议没有以这种方式解决，则任何一方可将争议应提交中国国际经济贸易仲裁委员会上海分会根据其届时有效的仲裁规则在上海进行仲裁。仲裁的一切程序应以英语进行。所有仲裁员都应精通中文和英文。所有中文或英文的相关材料均可被提交到仲裁庭并被仲裁庭接受为证据，无需翻译。仲裁费用，包括但不限于律师费，应由败诉方负担。

In the event a dispute arises in connection with the interpretation or implementation of this Contract, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations.  If the dispute is not resolved in this manner within sixty (60) days after the commencement of consultation, or within any mutually agreed extension of such sixty (60) days period, then either Party can submit the dispute for arbitration to China International Economic and Trade Arbitration Commission Shanghai Sub-commission in Shanghai for arbitration in accordance with its then effective arbitration rules.  The arbitration shall be conducted in English.  All the arbitrators shall have be proficient  both in Chinese and English.  All the relevant materials in Chinese or English can be submitted and accepted as admissible evidences before the arbitration tribunal and need not to be translated.  The costs of arbitration including but not limited to attorney’s fee shall be borne by the losing Party.

第十六条  不可抗力
ARTICLE 16  FORCE MAJEURE

16.1	不可抗力
Force Majeure

“不可抗力”应指合同生效后出现的、妨碍任何一方履行或部分履行本合同的所有事件，而且该等事件是本合同双方所不能控制、无法预料、不能避免或不能克服的。上述事件应包括地震、台风、水灾、火灾、战争或一般国际商业惯例认可为不可抗力的任何其他事件。发生不可抗力事件时，双方应立即互相协商以寻找一个公平地解决任何主要问题的方法并应尽一切合理的努力尽量减轻这种不可抗力的后果。
“Force Majeure” shall mean all events which are beyond the control of the Parties to this Contract, which are unforeseen, unavoidable or insurmountable, which arise after the Contract having come into effect and which prevent total or partial performance of this Contract by either Party.  Such events shall include earthquakes, typhoons, flood, fire, war or any other instances which are accepted as force majeure in general international commercial practices.  In the event of Force Majeure, the Parties shall immediately consult with each other in order to find equitable solutions to any major problems, and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

第十七条  其他规定
ARTICLE 17  MISCELLANEOUS PROVISIONS

17.1	公司信息
Company Information

甲方有权自公司处随时获取任何其需要的资料和信息。公司应无条件和无偿地向甲方提供上述资料和信息。
Party A is entitled to obtain from the Company, from time to time, any materials or information it needs.  The Company shall provide Party A with such materials and information unconditionally and without any charge.

17.2	适用法律
Applicable Law

本合同的有效性、解释和履行应适用中国法律。
The validity, interpretation and implementation of this Contract shall be governed by the laws of the PRC.

17.3	可转让性
Assignability

未经本合同另一方事先书面同意和未获得审批机构批准之前，任何一方不得全部或部分地转让本合同，但转让给关联公司除外。如转让给关联公司，另一方应给予书面同意，并促使其委派的公司董事批准转让。
This Contract may not be assigned in whole or in part by either Party, other than to an Affiliate, without the prior written consent of the other Party hereto and the approval of the Examination and Approval Authority. In the case of assignment to an Affiliate, the other Party shall give its written consent and cause the directors of the Company appointed by it to approve the assignment.

17.4	效力
Effect

本合同经审批机构批准之日起生效。本合同只有经甲方和乙方签署书面文件并经审批机构批准后方可修改。
This Contract shall be effective upon approval by relevant examination and approval authority.  The Contract can be amended only written agreement between Party A and Party B and upon approval of relevant examination and approval authority.

17.5	文字和文本
Language and Copies

本合同以中英文制作，两种语言的文本具有同等效力。若两种语言版本之间有任何冲突，以中文为准。合同正本一式八(8)份，双方各持二（2）份，其余四（4）份由公司留存用做审批登记和存档之用。
This Contract is made in the English and Chinese, and both language versions shall have equal legal force and effect.  In case of any discrepancy between the two language versions, the Chinese version shall prevail.  The Contract is executed in eight (8) originals.  Each Party shall hold two (2) originals and the remaining four (4) originals shall be kept in the Company for the uses of approval, registration and filing.

17.6	全部协议
Entire Agreement

本合同构成甲方和乙方关于本合同标的之全部协议，并取代他们之间以前的全部讨论、谈判和协议。如果本合同的条款和规定与章程的条款和规定有任何抵触，应以本合同的条款和规定为准。
This Contract constitutes the entire agreement between Party A and Party B with respect to the subject matter of this Contract and supersede all prior discussions, negotiations and agreements between them. In the event of any conflict between the terms and provisions of this Contract and the Articles of Association, the terms and provisions of this Contract shall prevail.

17.7	通知
Notice

任何一方向另一方发出本合同规定的任何通知或书面通讯，包括(但不限于)按本合同规定发出的任何和全部要约、书信或通知，均应以中文和英文书写，以传真、电报或电传发出，并用速递服务公司递交的信件加以确认，迅速发往或寄往有关方。按本合同规定发出的通知或通讯，应在传真、电报或电传发出后的两(2)个工作日被视为收件日期。一切通知和通讯均应发往下列有关地址，直到向另一方发出书面通知更改该地址为止：
Any notice or written communication provided for in this Contract by either Party to the other, including but not limited to any and all offers, writings or notices to be given hereunder, shall be made in Chinese and English by facsimile, telegram or telex, and confirmed by courier service delivered letter, promptly transmitted or addressed to the other Party. The date of receipt of a notice or communication hereunder shall be deemed to be two (2) working days after dispatch of a facsimile, telegram or telex. All notices and communications shall be sent to the appropriate address set forth below, until the same is changed by notice given in writing by one Party to the other Party:

甲方：
Party A:

Sunsi Energies Hong Kong Limited
收件人：	Richard St-Julien
Attention:	Richard St-Julien

地址：	美国纽约州纽约市布鲁克林区缅街45号309座 邮编：11201
Address:	45 Main Street Suite 309
Brooklyn, New York
NY 11201, USA

乙方：
Party B:

宋宜华

Song Yihua

收件人：	宋宜华
Attention:	Song Yihua

地址：	________________________
Address:	________________________

(以下故意留白，随后是签字页)
(Intentionally Left Blank, Signature Page To Follow)

鉴于此，本合同双方已亲自或促使其正式授权代表签署本合同，其自本文首页书明的日期成立。
IN WITNESS WHEREOF, the Parties hereto have caused this Contract to be executed by himself or by its duly authorized representatives and the Contract was concluded on the date first set forth above.

Sunsi Energies Hong Kong Limited	宋宜华

签署： Signature:	签署： Signature:

姓名：Richard St-Julien Name: Richard St-Julien

职务： President Position: President